                                                                    EXHIBIT 10.7

                             EMPLOYMENT AGREEMENT
                             --------------------



          EMPLOYMENT AGREEMENT, dated this 3rd day of December, 1998, by and between GIANT GROUP, LTD., a Delaware corporation (the "Company"), and BURT SUGARMAN (the "Executive"), upon the terms and conditions hereinafter set forth.

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the Executive has been employed as an executive officer of the Company since 1984 and has been serving as the Chairman of the Board, President and Chief Executive Officer of the Company, pursuant to an Amended and Restated Employment Agreement, dated as of February 24, 1997 (the "Prior Employment Agreement");

          WHEREAS, the Company and the Executive desire to extend the term of the Prior Agreement and make other changes as to the employment of the Executive; and

          WHEREAS, in connection with the changes to the Prior Agreement the Company and the Executive desire to set forth the new terms and conditions of the Executive's employment in this Agreement and to terminate the Prior Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby enter into this Agreement on the terms and conditions as set forth below:

     1.  EMPLOYMENT, TERM AND DUTIES
         ---------------------------

         1.1  Employment. The Company hereby shall continue to employ the
              ----------
Executive as its Chairman of the Board of Directors, President and Chief Executive Officer, and the Executive hereby agrees to continue such employment, upon the terms and subject to the conditions of this Agreement.

         1.2  Term. The term of employment of the Executive by the Company
              ----
shall be for a period of seven (7) years commencing on the date hereof (the "Commencement Date") and terminating on December 31, 2005 (the "Term"), unless this Agreement is sooner terminated pursuant to Section 5, 6 or 8 herein.

         1.3  Positions. The Executive shall continue to serve as the Chairman
              ---------
of the Board of Directors, President and Chief Executive Officer of the Company and also as director and senior executive officer of such subsidiaries of the Company as the Executive and the Company may determine from time to time. The Executive shall continue to serve as Chairman of the Executive Committee (or other committee exercising similar powers and authority) of the Company (the "Executive Committee"), and of such subsidiaries of the Company as the Executive shall determine from time to time, for so long as the Executive is providing services to the Company hereunder and such committee exists. The Company shall include the Executive on the management slate of nominees for its Board of Directors for all meetings (or consents in lieu of meetings) of the Company's stockholders to be held during the Term.

         1.4  Duties. The Executive shall be the most senior executive officer
              ------
of the Company (and its subsidiaries) with duties and responsibilities commensurate with such positions. All employees of the Company and its subsidiaries shall report to the Executive. The Executive shall report only to the Company's Board of Directors.

         1.5  Office. The Company shall continue to maintain the office at 9000
              ------
Sunset Boulevard, Los Angeles, California for use by the Executive and his appropriate support staff. Upon the Company vacating its premises at 9000 Sunset Boulevard, the Company shall provide a subsequent office for use by the Executive in the Beverly Hills, California area equivalent in size and quality to the office then occupied by the Executive and his support staff, and at a location determined by the Executive. The Executive shall not be required to travel outside the Los Angeles, California metropolitan area without his consent.

     2.  SCOPE OF SERVICES
         -----------------

         2.1  Services. Subject to Section 2.2 herein, the Executive agrees
              --------
that he shall perform his services to the best of his ability. During the Term hereof the Executive shall not render any substantial services for others in any line of business in which the Company or its subsidiaries are significantly engaged without first obtaining the consent of the Board of Directors. He shall devote his business time, care, attention and best efforts to the Company's business.

         2.2  Other Interests. So long as such activities do not materially
              ---------------
interfere with the Executive's performance of his obligations hereunder, the Executive may devote such time and energy as may be reasonably required with respect to the activities of Burt Sugarman, Inc. The Executive may make and maintain investments in any business (whether publicly or privately held) which is not in direct material competition with the

Company or its subsidiaries at the time the investment is made, including investments in entities in which the Company also holds investment positions.

     3.  COMPENSATION
         ------------

         3.1  Base. The Company shall pay to the Executive an annual base
              ----
salary of one million dollars ($1,000,000) (the "Base Compensation"), payable in equal installments (in accordance with the Company's standard practices, but no less often than semi-monthly) subject to all withholding for income, FICA and other similar taxes, to the extent required by applicable law. The Base Compensation shall be increased annually by ten percent (10%) over the prior year's Base Compensation, with such increase to be effective on each anniversary date of this Agreement, provided that the Base Compensation cannot exceed the rate of one million six hundred thousand dollars ($1,600,000) per annum.

         3.2  Bonus. In addition to the Base Compensation payable to the
              -----
Executive pursuant to Section 3.1 hereof, the Company may pay to the Executive any additional amounts as, in the discretion of the Company's Board of Directors or the Compensation Committee, it may desire as a result of the Executive's services (the "Bonus"). The Executive shall participate in any bonus pool or option plan established for executive officers of the Company.

         3.3  No Reduction. The compensation paid to the Executive by the
              ------------
Company pursuant to this Section 3 shall not be reduced by any amounts received or earned by the Executive with respect to any outside activities or services permitted under Section 2.2 hereof.

     4.  OTHER BENEFITS
         --------------

         4.1  Life Insurance. Upon commencement of the Term the Company shall
              --------------
obtain life insurance policies from one or more major rated domestic carriers with respect to the life of the Executive in the face amount of $5 million at the expense of the Company for which the Executive shall designate the beneficiary (the "Executive Life Insurance"). The Company shall maintain the Executive Life Insurance during the Term. So long as it does not adversely affect the Company's ability to obtain and to maintain the Executive Life Insurance, the Company, at its discretion, shall have the right to take out other life insurance policies with respect to the life of the Executive, at the Company's cost and for the Company's benefit, and the Executive shall have no rights in these other insurance policies or the proceeds thereof. The Executive shall cooperate with the Company in obtaining the insurance referred to in this
Section 4.1, including timely submitting to any required medical or other examinations in Beverly Hills, California, provided that if such medical examinations cannot be conducted by the Executive's personal physician, (a) the Executive shall have the right to have such physician attend such examinations and (b) the examining physician shall be based in Beverly Hills, California and be subject to the Executive's approval, not to be unreasonably withheld. Upon termination of this Agreement, the Executive shall have the right to acquire ownership of any or all of the life insurance policies (including the Executive Life Insurance) maintained by the Company covering his life, provided that the Executive reimburses the Company in an amount equal to the cash surrender value thereof, if any, and the pro rata portion of any premium paid applicable to future periods of the acquired policies.

          4.2  Insurance Benefits. The Company shall make available to the
               ------------------
Executive disability, medical, dental and any other benefits of a type, nature and amount comparable to those benefits which have been heretofore provided to the Executive up to this time by the Company, and in any event no less favorable than the best benefits of the type then made available to any other employee of the Company.

          4.3  Expenses. To the extent not otherwise reimbursed under this
               --------
Agreement, the Company shall reimburse the Executive for all reasonable and customary expenses which the Executive shall incur in connection with the Executive's services to the Company or any subsidiary pursuant to this Agreement. The foregoing shall include first class hotel, travel and meals for the Executive and his spouse when outside the Los Angeles, California metropolitan area on Company business (it being understood that the Executive's spouse is a public figure who can help promote the Company's image, and that while she travels with the Executive, as a condition for the Company being responsible for the expenses of such spouse, such spouse may attend such meetings, dinners, seminars and other functions as the Company so designates in order to promote the Company's business). As used herein, the term "first class travel," when applied to air transportation, shall mean the best service available on a particular route, including without limitation, use of aircraft owned, leased or chartered by the Company or any of its subsidiaries.

          4.4  Vacation; Sick Leave. The Company shall provide to the Executive
               --------------------
such paid vacation and paid sick leave benefits which do not materially interfere with the

Executive's performance of his obligations hereunder, but not less than eight
(8) weeks per annum of paid vacation and eight (8) weeks of paid sick leave.

     5.  DEATH OF EXECUTIVE
         ------------------

         5.1  Payment Obligation. This Agreement shall automatically terminate
              ------------------
upon the Executive's death (the "Section 5 Termination"). Upon such termination the Company shall: (i) pay to the Executive's estate the accrued amount of the compensation, benefits, reimbursements and other sums payable pursuant to this Agreement, such amounts to be prorated through the date of the Section 5 Termination (other than expense reimbursements which shall be paid in full), if, as and when such amounts would be paid but for the termination of this Agreement; and (ii) provide to the immediate family of the Executive the continuation of their health insurance benefits at the Company's expense for a period of two (2) years from the date of the Section 5 Termination. Except for the amounts payable by Company pursuant to the preceding sentence, all obligations of the Company with respect to compensation and benefits under this Agreement shall cease upon a Section 5 Termination. The proceeds from the Executive Life Insurance shall be paid to the beneficiary designated by the Executive. The Company shall cooperate fully with the estate in seeking payment of the proceeds from the Executive Life Insurance for the designated beneficiary.

         5.2  Option Extension. The Company shall use its best efforts to
              ----------------
obtain stockholder approvals, to the extent required, of amendments to its 1985 Non-Qualified Stock Option Plan and its 1996 Employee Stock Option Plan which would provide that the termination date for all options held under such plans by the Executive and exercisable as of the date of his death or the termination of this Agreement by reason of the disability of the Executive pursuant to Section 6 hereof shall remain exercisable until the later of (i) the termination date as set forth in the respective option certificates or (ii) twenty-four (24) months after the
Section 5 Termination or the Section 6 Termination, whichever is applicable.

     6.  DISABILITY OF EXECUTIVE
         -----------------------

         6.1  Determination. The Executive shall be considered disabled if, due
              -------------
to illness or injury, either physical or mental, he is unable to perform his customary duties and responsibilities as required by this Agreement for a continuous period of at least six calendar months. The determination that the Executive is disabled shall be made by a vote of members of the Board of Directors of the Company (with the Executive abstaining from the decision if he is then a member of the Board), based upon an examination and certification by the Executive's physician.

         6.2  Effect of Disability. If the Executive is determined to be
              --------------------
disabled pursuant to this Section 6, the Company shall have the option to terminate this Agreement by written notice to the Executive stating the date of termination (the "Section 6 Termination"), which date may be any time subsequent to the date of such determination, except that the Company shall: (i) pay to the Executive the accrued amount of the compensation, benefits, reimbursements and other sums payable pursuant to this Agreement, such amounts to be prorated through the date of termination (other than expense reimbursements which shall be paid in full), if, as and when such amounts would be paid but for the termination of this Agreement; (ii) pay to the Executive an amount equal to the greater of (A) twice the then Base Compensation or (B) the aggregate Base Compensation at the rate in effect on the Section 6 Termination calculated for (I) the period from the date of the Section 6 Termination through the end of the stated Term or (II) forty (40) months, whichever is the shorter, which shall be paid in equal monthly installments over a period of months equal to one-half of the remaining months in the stated Term commencing on the first day of the month immediately following the Section 6 Termination, but in no event shall such payment period exceed twenty (20) months; and (iii) provide to the Executive and to his immediate family the continuation of his health insurance benefits at the Company's expense for the remainder of the Term. Except for the amounts payable by the Company pursuant to the preceding sentence, all obligations of the Company with respect to compensation and benefits under his Agreement shall cease upon any such termination.

     7.  INDEMNIFICATION AND INSURANCE
         -----------------------------

         7.1  Obligation. The Company shall indemnify and hold harmless, and in
              ----------
any action, suit or proceeding, defend the Executive (with the Executive having the right to use counsel of his choice) against all expenses, costs, liabilities and losses (including attorneys' fees, judgments and fines, and amounts paid or to be paid in any settlement) (collectively "Indemnified Amounts") reasonably incurred or suffered by the Executive in connection with the Executive's service as a director or officer of the Company or any subsidiary or affiliate to the full extent permitted by the By-laws of the Company as in effect on the date of this Agreement, or, if greater, as permitted by the

General Corporation Law of the State of Delaware (the "DGCL"), provided that the indemnity afforded by the Company's By-laws shall never be greater than that permitted by the DGCL. The Company shall be obligated to advance on behalf of the Executive all Indemnified Amounts as they are incurred, subject to any undertakings required in the DGCL. To the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification than is now afforded by the By-laws and a corresponding amendment shall not be made in said By-laws, it is the intent of the parties hereto that the Executive shall enjoy the greater benefits so afforded by such change.

          7.2  Effect. This Agreement establishes contract rights which shall be
               ------
binding upon, and shall inure to the benefit of, the heirs, executors, personal and legal representatives, successors and assigns of the Executive and the Company.

          7.3  Other Rights. The contract rights conferred by this Section 7
               ------------
shall not be exclusive of any other right which the Executive may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or By-laws of the Company, agreement, vote of stockholders or disinterested directors or otherwise. This Section 7 shall not be deemed to affect any rights to subrogation which may exist in any policy of directors and officers liability insurance.

          7.4  Notice of Claims. The Executive shall advise the Company in
               ----------------
writing of the institution of any action, suit or proceeding which is or may be subject to this Section 7, provided that Executive's failure to so advise the Company shall not affect the indemnification provided for herein, except to the extent such failure has a material and adverse effect on the Company's ability to defend such action, suit or proceeding.

         7.5  Indemnification Insurance. During the Term hereof and for a
              -------------------------
period of three (3) years following the termination of this Agreement, the Executive shall be covered by insurance, to the same extent as other senior executives and directors of the Company are covered by insurance with respect to
(a) directors and officers liability, (b) errors and omissions, and (c) general liability insurance. The Company shall maintain reasonable and customary insurance of the type specified in parts (b) and (c) in the preceding sentence. The Executive shall be a named insured or additional insured, without right of subrogation against him, under any policies of insurance carried by the Company. The Company shall, in good faith, make efforts to maintain insurance coverage of the type specified in part (a) above at commercially reasonable rates, but the failure to obtain such coverage shall not constitute a breach of the Company's obligations hereunder.

     8.  TERMINATION
         -----------

         8.1  By The Company For Cause. The Company may terminate this
              ------------------------
Agreement for cause at any time. For purposes of this Agreement, the term "cause," when used in connection with termination of the Agreement by the Company under this Section 8.1, shall be limited to (i) the willful engaging by the Executive in gross misconduct which is materially injurious to the Company,
(ii) the conviction of the Executive of a felony involving any financial impropriety which would materially interfere with the Executive's ability to perform his services required under this Agreement or (iii) the willful refusal of the Executive to perform in a material respect any of his material obligations under this Agreement without proper justification after being notified with specificity by the Board of Directors in writing of the particular respects in which the

Board of Directors asserts that the Executive has not performed such material obligations. For purposes of this Section 8.1, no act, or failure to act, on the Executive's part shall be considered willful unless done, or admitted to be done, by the Executive in bad faith and without reasonable belief that such action or omission was in the best interest of the Company.

          8.2  By The Executive For Cause. The Executive may terminate this
               --------------------------
Agreement for cause at any time. For purposes of this Agreement, the term "cause," when used in connection with the termination of the Agreement by the Executive under this Section 8.2, shall be limited to the failure of the Company to perform in a material respect any of its material obligations under this Agreement without proper justification.

          8.3  Procedure For "Cause" Termination. Any termination of this
               ---------------------------------
Agreement pursuant to Section 8.1 or 8.2 hereof shall be effective only if (i) the terminating party exercises such right of termination in writing delivered to the non-terminating party within sixty (60) days of the terminating party having actual knowledge of the event giving rise to the right of termination, and (ii) the non-terminating party shall have failed to correct or reverse the event giving rise to such right of termination within thirty (30) days of the receipt of such notice. Such termination shall be effective upon the expiration of the period referred to in clause (ii) above; provided, however, that should the Company seek such termination, the Executive may contest such termination and demand arbitration as to the validity of the termination pursuant to the procedures in Section 11.1 hereof.

          8.4  By The Company Without "Cause". The Company may not terminate the
               ------------------------------
Agreement without "cause," as defined in Section 8.1 hereof.

          8.5  By The Executive Without "Cause". The Executive shall have the
               --------------------------------
right to terminate this Agreement without "cause" and in his discretion, upon written notice to be given to the Company not less than sixty (60) days prior to the effective date of such termination at any time (i) after January 1, 2000 or
(ii) if the Executive does not beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor provision) or control at least ten percent (10%) of the issued and outstanding shares of the Company's Common Stock.

          8.6  Effect of Termination. (a) If this Agreement is terminated for
               ---------------------
any reason prior to the end of the stated Term, neither party shall have any further obligation under this Agreement except with respect to those provisions of this Agreement which, by their terms, require performance by the parties subsequent to termination of this Agreement.

               (b) If this Agreement is terminated by the Company for "cause" pursuant to Section 8.1 hereof, the Company shall pay to the Executive the accrued amount of the compensation benefits, reimbursement and other sums payable pursuant to this Agreement, such amounts to be prorated through the effective date of termination (other than expense reimbursements which will be paid in full) if, as and when such amounts would be paid but for the termination of this Agreement.

               (c) If this Agreement is terminated by the Executive for "cause" pursuant to Section 8.2 hereof or without "cause" after January 1, 2000 pursuant to

Section 8.5 hereof, or by the Company without "cause," the Executive shall be entitled to receive: (i) the accrued amount of the compensation benefits and other sums payable pursuant to this Agreement, (ii) health insurance benefits for himself and his immediate family provided for in this Agreement for a period of forty (40) months from the date of termination, and (iii) an amount equal to the greater of (A) twice the then Base Compensation or (B) the aggregate Base Compensation at the rate in effect upon termination in accordance with this Subsection calculated for (I) the period from the date of such termination through the end of the stated Term or (II) forty (40) months, whichever is the shorter, which shall be paid in equal monthly installments over a period of months equal to one-half of the remaining months in the stated Term commencing on the first day of the month immediately following such termination, but in no event shall such payment period exceed twenty (20) months. Any amounts payable to the Executive under this paragraph (c) shall not be reduced by any amounts earned or received by the Executive from any third party at any time after such termination; there being no requirement on the part of the Executive to mitigate damages and no amounts received by him from others may be used to mitigate damages.

          8.7  Consulting. If this Agreement is terminated for any reason other
               ----------
than pursuant to Section 5, 6, or 8.1 hereof or by the Executive without "cause" (other than pursuant to Section 8.5 hereof), the Executive shall, at his option, continue to provide services to the Company as a consultant, for a term commencing as of the effective date of the termination of this Agreement extending through and including the end of the Term and on a non-exclusive basis. The Executive shall have the right to terminate such consultant arrangement at any time on thirty (30) days prior written notice to the Company. As a consultant the Executive shall provide such services to the Company as he and the Company shall mutually agree are appropriate under the circumstances (and in the event the Company and Executive fail to so agree, Executive shall be entitled to receive the consultant compensation provided for herein so long as Executive is willing to perform the services he believes are appropriate under the circumstances); the Executive shall be entitled to receive compensation from the Company at a rate of not less than one hundred thousand dollars ($100,000) per annum or such other amount as the Executive and the Company shall agree upon; and the Executive shall not be required to travel outside the Los Angeles, California metropolitan area without his consent. If the Executive elects to provide services to the Company as a consultant, the other provisions of this Section 8 shall not apply.

          8.8  Termination Following Change of Ownership. If this Agreement is
               -----------------------------------------
terminated by either party within one year following a "change in the ownership" (as defined below) of the Company, and in lieu of the benefits provided for in
Section 8.6(b) and 8.6(c)(iii) hereof, the Company shall pay to the Executive a lump sum payment equal to 2.99 times the average annual compensation paid by the Company and includible by the Executive in his gross income during the five tax years ended prior to the tax year in which such change of ownership or control occurs. The foregoing lump sum payment shall be paid to the Executive within thirty (30) days after termination of this Agreement pursuant to this Section
8.8. For purposes of this Section 8.8, a "change in the ownership" of the Company will be deemed to have occurred upon: (i) completion of a transaction resulting in a consolidation, merger, combination or other transaction in which the common stock of the Company is exchanged for or changed into other stock or securities, cash and/or any other property and the holders of the Company's common stock immediately prior to completion of such transaction are not, immediately following completion of such transaction, the owners of at least a majority of the voting power of the surviving entity, (ii) a tender or exchange offer by any person or entity other than the Executive and/or his affiliates for at least fifty percent (50%) of the outstanding shares of common stock of the Company is successfully completed, (iii) the Company has sold all or substantially all of its assets, (iv) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new or replacement directors whose election by the Board of Directors, or whose nomination for election, was approved by a vote of at least a majority of the directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office, and (v) any other event resulting in a change in the ownership of the Company. Notwithstanding anything contained herein to the contrary, the payment by the Company to the Executive pursuant to this Section 8.8 shall be reduced to the extent necessary to prevent any portion of such payment to be characterized as an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision thereof, which may be applicable to a payment pursuant to this Section 8.8

          8.9  Expiration of Term. In recognition of the more than twenty (20)
               ------------------
years of employment services that the Executive will have rendered to the Company at the time of the expiration of the stated Term, upon the termination of this Agreement upon the expiration of the stated Term, the Company shall (i) pay the Executive a lump sum termination payment equal to twice the then Base Compensation and (ii) continue at its expense the health insurance benefits for the Executive and his immediate family provided for in this Agreement for a period of twenty-four (24) months.

     9.   CONFIDENTIAL INFORMATION; NONDISCLOSURE, ETC.
          --------------------------------------------

          9.1  Confidentiality. Except as may be in furtherance of the
               ---------------
Executive's performance of his functions as a senior executive officer of the Company (including, without limitation, in connection with acquisitions, dispositions, financings and other significant corporate transactions, developments or planning which involve the participation of third parties) or otherwise with the consent of the Board or the Executive Committee, the Executive shall not, throughout the Term of this Agreement and thereafter, disclose to any third party, or use or authorize any third party to use, any material information relating to the material business or interests of the Company (or any of its subsidiaries) which Executive knows to be confidential and valuable to the Company or any of its subsidiaries (the "Confidential Information"). The Confidential Information is and will remain the sole and exclusive property of the Company, and, during the Term of this Agreement, the Confidential Information, when entrusted to the Executive's custody, shall be deemed to remain at all times in the Company's sole possession and control. Notwithstanding the foregoing, the Executive may, after prior written notice to the

Company (to the extent such notice is possible under the circumstances), disclose such Confidential Information pursuant to subpoena or other legal process and promptly thereafter shall advise the Company in writing as to the Confidential Information which was disclosed and the circumstances of such disclosure.

          9.2  Return of Documents. Upon termination of this Agreement for any
               -------------------
reason whatsoever, or whenever requested by the Executive Committee or the Board of Directors, the Executive shall return or cause to be returned to the Company all of the Confidential Information or any other property of the Company in the Executive's possession or custody or at his disposal, which he has obtained or been furnished, without retaining any copies thereof.

     10.  NON-COMPETITION
          ---------------

          10.1  Restriction. Subject to Section 2.2 hereof, the Executive shall
                -----------
not, throughout the Term of this Agreement without the Company's prior consent, render services to a business, or plan for or organize a business, which is materially competitive with the business of the Company or of any of its subsidiaries by becoming an owner, officer, director, stockholder (owning more than 9.9% of such business' equity interests), partner, employee or serve in any other capacity in any such business.

          10.2  Trade Secrets. All ideas and improvements which are protectable
                -------------
by patent or copyright or as trade secrets, conceived or reduced to practice (actually or constructively) during the Term of this Agreement by the Executive, shall be the property of the Company; provided, however, that the provisions of
                                      --------  -------
this Section 10.2 shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Executive's own time, and (a) which does not relate to (i) the business of the Company or any of its subsidiaries or (ii) the actual or demonstrably anticipated research or development by the Company of any of its subsidiaries or (b) which does not result from any work performed by the Executive pursuant to this Agreement.

     11.  REMEDIES
          --------

          11.1  Arbitration. In the event of any dispute or controversy arising
                -----------
under, out of or relating to this Agreement or the breach hereof other than under Section 9 or 10 hereunder for which the Company may seek injunctive relief, it shall be determined by arbitration in Los Angeles, California to be heard by a single arbitrator chosen by the Company and the Executive, provided that if the Company and the Executive cannot agree on a single arbitrator, each shall select one arbitrator and the arbitrators so selected shall select a third arbitrator, and the panel of three arbitrators shall determine the dispute. The arbitration is to commence within four (4) weeks after service of a demand for arbitration by either party, and each party shall have the right to make one document request on the other party prior to commencement of the arbitration proceeding, but no other discovery shall be conducted other than that which is agreed upon in writing by both parties. Such arbitration and any award made therein shall be binding upon the Company and the Executive.

          11.2  Fees.   If any action at law or in equity or arbitration is
                ----
necessary to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be entitled to reasonable attorney's, accountant's and expert's fees, costs and necessary disbursements in addition to any other relief to which it or he may be entitled. As used in this Section 11.2, the term "prevailing party" shall include, but shall not be limited to, any party against whom a cause of action, demand for arbitration, complaint, cross-complaint, counterclaim, cross-claim or third party complaint is voluntarily dismissed, with or without prejudice.

     12.  NOTICES
          -------

     All notices required or permitted hereunder shall be in writing and be delivered in person, by facsimile, telex or equivalent of written communication, or sent by certified or registered mail, return receipt requested, postage prepaid, as follows:

     To the Company:

          GIANT GROUP, LTD.
          9000 Sunset Boulevard - 16th Floor
          Los Angeles, California 90069
          Attn:  David Gotterer, Vice Chairman
          Facsimile No. (310) 273-5249

     To the Executive:

          Burt Sugarman
          400 Trousdale Place
          Beverly Hills, California 90210
          Facsimile No. (310) 278-5656


or other party and/or address as either party may designate in a written notice delivered to the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received on the date of delivery, if delivered in person or by facsimile, telex or other equivalent written telecommunication, or on the seventh day next succeeding the date of mailing, if sent by certified or registered mail.

     13.  FURTHER ACTION
          --------------

          The Company and the Executive each agrees to execute and deliver such further documents as may be reasonably requested by the other in order to give effect to the intentions expressed in this Agreement.

     14.  HEADING; INTERPRETATIONS
          ------------------------

          The headings and captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

     15.  ASSIGNABILITY
          -------------

          This Agreement and the rights and duties under it may not be assigned by any party hereto without the prior written consent of the other party hereto. The parties expressly agree that any attempt to assign rights and duties without such written consent shall be null and void and of no force and effect. The terms and provisions of this Agreement shall bind successors and assigns of the Company.

     16.  ENTIRE AGREEMENT
          ----------------

          This Agreement contains the entire agreement and understanding of the parties with respect to the matters herein, and supersedes all existing negotiations, representations or agreements (including the Prior Employment Agreement) and all other oral, written and other communications between them concerning the subject matter of this Agreement, provided, however, that any options or other rights the Executive may have by reason of his ownership of capital stock of the Company shall be subject to the governing instruments thereof except to the extent otherwise specifically provided for in this Agreement.

     17.  AMENDMENTS
          ----------

          This Agreement may be amended or modified in whole or in part only by an agreement in writing signed by the Company and the Executive.

     18.  WAIVER AND SEVERABILITY
          -----------------------

          The waiver by either party of a breach of any terms or conditions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party. In the event that one or more provisions of this Agreement shall be declared to be invalid, illegal or unenforceable under any law, rule or regulation, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the other provisions of this Agreement.

     19.  GOVERNING LAW
          -------------

          This Agreement and the rights of the parties under it shall be governed by and construed in accordance with laws of the State of California, including all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws, except that matters of corporate law and governance shall be governed by and construed in accordance with the laws of the State of Delaware.

     20.  COUNTERPARTS
          ------------

          This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed Agreement as of the day and year first above written.


                                    GIANT GROUP, LTD.

                                    By: /s/ David Gotterer -Vice Chairman
                                        ---------------------------------------

                                    /s/ Burt Sugarman
                                    ------------------
                                       BURT SUGARMAN